UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2011
ALSERES PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

239 South Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3,02 Unregistered Sales of Equity Securities.

Item 1.01.	Entry into a Material Definitive Agreement
On August 2, 2011, Alseres Pharmaceuticals, Inc. (the “Company”), entered into Settlement Agreements with Henry Brem, Gary Frashier, Robert Langer and John Preston pursuant to which the Company agreed to satisfy certain outstanding obligations to these individuals which, in aggregate, totaled $358,500 by issuing a total of 358,500 shares of its common stock to said individuals.

Item 3,02	Unregistered Sales of Equity Securities.
On August 2, 2011 the Company, pursuant to the Settlement Agreements referenced in Item 1.01 above, the following shares of its common stock:
Henry Brem 50,000
Gary Frashier 72,500
Robert Langer 146,000
John Preston 90,000
The common stock was offered and sold in a private placement to accredited investors without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Alseres Pharmaceuticals, Inc.
Date: August 8, 2011	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer